EXHIBIT 10.1

Prestige Capital Corporation

400 KELBY STREET, 14TH FLOOR, FORT LEE, NEW JERSEY  07024    (201) 944-4455

Purchase and Sale Agreement

1.  ASSIGNMENT.  PRESTIGE CAPITAL CORPORATION (“Prestige”) hereby buys and SLS INTERNATIONAL, INC. (“Seller”) hereby sells, transfers and assigns all of Seller’s right, title and interest in and to those specific domestic accounts receivable owing to Seller as set forth on the assignment forms provided by Prestige (the “Assignments”) together with all rights of action accrued or to accrue thereon, including without limitation, full power to collect, sue for, compromise, assign or in any other manner enforce collection thereof in Prestige’s name or otherwise.  (All of Seller’s accounts receivable and contract rights which are presently or at any time hereafter assigned by Seller, and accepted by Prestige, are collectively referred to as  (the “Accounts”).)

2.  ADVANCE.  Upon Prestige’s receipt and acceptance of each Assignment, Prestige shall pay (by wire transfer)  to Seller SEVENTY-FIVE percent (75%) of the face value of the Accounts therein described (the “Down Payment”).  Notwithstanding anything to the contrary contained in this Agreement, the maximum outstanding balance of the Accounts sold by Seller to Prestige and not yet collected shall be $5,000,000.

3. RESERVE. Prestige will hold in reserve the difference between the Purchase Price (hereinafter defined) and the Down Payment (the “Reserve”) and provided there are no outstanding charge-backs or disputes, will pay to Seller, the Reserve, less any sums due Prestige hereunder, on the Fridays for the preceding week and the most recent Monday of the week in which the Accounts have been collected in good funds, charged back and/or  deemed collected by Prestige due to an account debtor’s Insolvency (as defined below).   For purposes of this Agreement, the term “Purchase Price” for each Account purchased hereunder shall mean the face value of that Account, less Prestige’s discount fee described in paragraph 4 below, returns, credits, allowances and discounts; and less all other sums charged or chargeable to that Account pursuant to this Agreement.

4.  DISCOUNT.  Prestige’s purchase of the Accounts from Seller shall be at a discount fee which is deducted from the face value of each Account upon collection.  The discount fee, which shall be based on the number of days an Account is outstanding from the date the applicable Down Payment shall be as follows:  If paid within 30 days a discount fee of  THREE percent (3%); if paid within 45 days a discount fee of FOUR percent (4%); if paid within 60 days a discount fee of FIVE percent (5%); if paid within 75 days a discount fee of  SIX percent (6%) and an additional ONE percent (1%) for each 15 day period thereafter until the Account is paid.  Notwithstanding the foregoing, to the extent an Account is paid in part, that partial payment will be discounted by the applicable discount fee for the time period applicable to that payment.  Future payments of the remaining balance of that Account will be similarly treated based on the time period applicable to the payment of that balance.  By way of example, if a portion of an Account is paid within 30 days of the Purchase Price Receipt Date, that portion will be subject to a discount fee of 3%.  If the balance of that Account is thereafter paid within 60 days of the Purchase Price Receipt Date, only the balance then paid will be subject to a discount fee of 5%.

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5.  WARRANTIES, REPRESENTATION AND COVENANTS.  As an inducement for Prestige’s entering into this Agreement and with full knowledge that the truth and accuracy of the warranties, representations and covenants in this Agreement are being relied upon by Prestige, instead of the delay of a complete credit investigation, Seller warrants, represents and covenants that:

(a)

Seller is properly licensed and authorized to operate the business of manufacturing of loudspeakers;

(b)

Seller is the sole and absolute owner of the Accounts and has the full legal right to make said sale, assignment and transfer;

(c)

The correct amount of each Account will be set forth on the Assignments;

(d)

Each Account is an accurate and, to Seller’s knowledge, undisputed statement of indebtedness from an account debtor for a sum certain, without offset or counterclaim and which is due and payable in ninety days or less;

(e)

Each Account is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by Seller to an account debtor;

(f)

Seller does not own, control or exercise dominion in any way whatsoever, over the business of any account debtor;

(g)

All financial records, statements, books or other documents of Seller shown to Prestige by Seller at any time either before or after the signing of this Agreement are true and accurate in all material respects;

(h)

Seller agrees to comply with the terms and conditions of this Agreement;

(i)

Seller has not and will not, at any time, permit any lien, security interest or encumbrance to be created upon any of its accounts receivable and/or its inventory, except for the lien granted to Prestige hereunder without the prior written consent of Prestige;

(j)

Except for changes in the ordinary course of its business relating to exchanges of defective or damaged goods, Seller will not change or modify the terms of the Accounts with any account debtor unless Prestige first consents, in writing, which consent will not be unreasonably withheld or delayed;

(k)

Seller will notify Prestige, in writing, in advance of: any change in Seller’s place of business; Seller having or acquiring more than one place of business; any change in Seller’s chief executive office; and/or any change in the office or offices where Seller’s books and records concerning accounts receivable are kept;

(l)

Seller will promptly notify Prestige of any proposed or actual change of the Seller’s and/or, to the extent of Seller’s knowledge, any account debtor’s identity, legal entity or corporate structure;

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(m)

All invoices sent to the applicable account debtor will state plainly on their face that the Accounts represented thereby have been sold and assigned to Prestige and are payable directly to Prestige and/or Seller; and

(n)

Except for the right of the account debtor to request the exchange of inventory sold due to defect or damage, no Account shall be on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis.

The warranties, representations and covenants contained in this paragraph 5 shall be continuous and be deemed to be renewed each time Seller assigns Accounts to Prestige.  Notwithstanding the provisions contained in paragraph 6 of this Agreement, Prestige shall have recourse against the Seller in the event that any of the warranties, representations and covenants set forth in this paragraph 5 are breached.

6.  NO RECOURSE.  Prestige shall have no recourse against Seller if an Account is not paid are not received due to the “Insolvency” of an account debtor within 90 days of invoice date.  For purposes of the foregoing, Insolvency of an account debtor shall be deemed to have occurred only when:  (a) a voluntary or involuntary bankruptcy proceeding for the relief of that account debtor under either Chapter 7 or Chapter 11 shall have been instituted in a United States Bankruptcy Court; (b) a receiver is appointed for the whole or any part of the property of that account debtor; (c) that account debtor’s assets shall have been sold under a writ of execution or attachments, or a writ of execution shall have been returned unsatisfied; (d) that account debtor shall have absconded; or (e) that account debtor’s assets shall have been sold under levy by any taxing authority or by a landlord.

7.  CHARGE-BACK.  In the event that any Account is not paid within 90 days of invoice date for any reason whatsoever (other than as a result of an account debtor’s Insolvency or as a result of a clear breach by Prestige of any applicable statute or regulation relating to collection practices on the part of Prestige), including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence, then in any such event Prestige shall have the right to chargeback such Account to Seller solely to the extent of the amount not paid on that Account.  No chargeback shall be deemed a reassignment to Seller of the Account involved.  Seller acknowledges that all amounts chargeable by Prestige against an Account under this Agreement shall be payable by Seller within 15 days of Seller’s receipt of written demand, which demand will include with specificity the reason(s) for the non-payment.

8.  NOTICE OF DISPUTE.  Seller will promptly notify Prestige of any disputes between any account debtor and Seller that might reasonably impact the collectibility of an Account.

9.  SETTLEMENT OF DISPUTE.  If a dispute arises between Seller and an account debtor that might reasonably impact the collectibility of an Account owed by that account debtor, Seller will have 30 days to attempt to resolve the dispute with that account debtor; provided that during this 30-day period Seller will periodically advise Prestige of the actions it is taking to remedy the dispute.  If the dispute is resolved within such 30 day period, Seller will notify Prestige of the resolution and if the amount of the Account has been reduced as a consequence of such resolution, Seller will be obligated to Prestige in accordance with the provisions of Section 7.  If Seller is unable to resolve the dispute within such 90 day period, Seller will be obligated to Prestige in accordance with the provisions of Section 7.

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10.  SOLE PROPERTY. Once Prestige has purchased the Accounts, the payment from account debtors relative to the Accounts is the sole property of Prestige.  Any interference by Seller with this payment shall be deemed tortous and will result in civil liability.    Prestige will provide Seller with online access to all information relating to the collection of the Accounts including accounts receivable aging and collection reports.

11.  SECURITY INTEREST.  As a further inducement for Prestige to enter into this Agreement, and as security for the prompt performance, observance and payment of all obligations owing by Seller to Prestige, Seller hereby grants to Prestige a continuing security interest in and lien upon the following (herein collectively referred to as the “Collateral”): all accounts and inventory (as such terms are defined in the Uniform Commercial Code), whether now owned or hereafter created or acquired by Seller, wherever located, and all replacements and substitutions therefore, accessions thereto, and products and proceeds (including all instruments, documents, chattel paper and general intangibles received by Seller on the sale, lease, transfer or assignment of its accounts or inventory) thereof..

12.  FINANCING STATEMENTS.   Seller will, at its expense perform all acts and execute all documents reasonably requested by Prestige at any time to evidence, perfect, maintain and enforce Prestige’s security interest and other rights in the Collateral and the priority thereof.

13.  HOLD IN TRUST.   Seller will hold in trust and safekeeping, as the property of Prestige and promptly turn over to Prestige, the identical check or other form of payment received by Seller if payment on the Accounts comes into Seller’s possession.  Should Seller come into possession of a check comprising payments owing to both Seller and Prestige, Seller shall turn over said check to Prestige and Prestige will promptly pay to Seller the amounts owed to Seller thereunder.  In the event a payment belonging to Prestige is improperly deposited into Seller’s bank account, Prestige reserves the right to impose a penalty upon Seller of up to 10% of the face amount of any check so improperly deposited.

14.  FINANCIAL RECORDS.   Seller will furnish to Prestige financial statements and such other information of Seller as is, from time to time, reasonably requested by Prestige.

15.  BOOK ENTRY.  Seller will immediately, upon the sale of the Accounts, make the proper entry on its books and records disclosing the absolute sale of the Accounts to Prestige.

16.  POWER OF ATTORNEY.  In order to implement this Agreement, Seller irrevocably appoints Prestige its limited attorney in fact or agent with power to:

(a)   Strike out Seller’s address on any correspondence to any account debtor of an Account and put Prestige’s address on that correspondence;

(b)  Receive and open all mail addressed to Seller via Prestige’s address that relates to an

       Account;

(c)  Endorse the name of Seller or Seller’s trade name on any checks or other evidences of payment that may come into the possession of Prestige in connection with the Accounts;

(d)  In Seller’s name, or otherwise, demand, sue for, collect any and all monies due in connection with the Accounts, if that Account is past due; and

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(e)   Compromise, prosecute or defend any action, claim or proceeding relative to the Accounts.

The authority granted to Prestige shall remain in full force and effect with respect to an Account until that Account is paid in full and the entire indebtedness of Seller to Prestige is discharged.

17.  NOTIFICATION; VERIFICATION OF ACCOUNTS

(a)  Without in any way limiting the terms and provisions of paragraph 5(m) hereinabove,

Prestige may at any time and from time to time after the occurrence and during the continuance of a default under this Agreement, notify any account debtor to make payment on any of Seller’s open invoices to Prestige (other than the Accounts); and

(b)  Prestige, may at any time verify the Accounts utilizing an audit control company, any agent of Prestige or any other means deemed appropriate by Prestige.

18.  NO ASSUMPTION.  Nothing contained in this Agreement shall be deemed to impose any duty or obligation upon Prestige in favor of any account debtor and/or any other party in connection with the Accounts; provided that Prestige complies with all laws and regulations relating to the collection and enforcement of rights under the Accounts.

19.  FUTURE ASSIGNMENTS.  Seller may from time to time, at Seller’s option, sell, transfer and assign different Accounts to Prestige.  The future sale of any Accounts shall be subject to and governed by this Agreement and such Accounts shall be identified by separate and subsequent Assignments.

20.  DISCRETION.  Nothing contained in this Agreement shall be construed to impose any obligation upon Prestige to purchase Accounts from Seller, nor upon Seller to sell any Accounts to Prestige.  Prestige shall at its sole discretion determine which Accounts it shall purchase.  Further, Prestige shall have the absolute right at any time to cease accepting any further assignments from Seller.

21.  LEGAL FEES; EXPENSES.  Seller will pay on demand any and all collection expenses and reasonable attorneys’ fees that Prestige incurs in the event it should become necessary for Prestige to enforce its rights under this Agreement.  In addition unless a prescribed application fee has been received by Prestige, Seller will pay on demand all costs and expenses incurred by Prestige in connection with the preparation, execution and delivery of this Agreement and any supplement or modification thereof, and in any way relating to the transactions contemplated by this Agreement, including, without limitation, all reasonable attorneys’ fees, Federal Express costs (or similar expenses), wire transfer costs, certified mail costs, facsimile transmission costs and lien search costs.

22.  BINDING ON FUTURE PARTIES.  This Agreement shall inure to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto, except that Seller may not assign or transfer any or all of its rights and obligations under this Agreement to any party without the prior written consent of Prestige which will not be unreasonably withheld or delayed.

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23.  WAIVER; ENTIRE AGREEMENT.  No failure or delay on Prestige’s part in exercising any right, power or remedy granted to Prestige herein, will constitute or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein.  This Agreement contains the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, will in any event be effective unless the same is in writing and signed and delivered by Prestige.

24.  NEW JERSEY LAW.  This Agreement shall be deemed executed in the State of New Jersey and, in all respects shall be governed and construed in accordance with the laws of the State of New Jersey.

25.  IDEMNITY.  Seller shall hold Prestige harmless from and against any action or other proceeding brought by any account debtor against  Prestige arising from Prestige’s collecting or attempting to collect any of the Accounts, except if such actions by Prestige are deemed grossly negligent.

26.  TERM.  This Agreement will remain in effect until JUNE 1, 2007 (the “Term”).  Thereafter, the Term will be automatically extended for successive periods of one (1) year each unless either party provides the other with a written notice of cancellation of at least sixty (60) days prior to the expiration of the initial Term or any renewal Term; provided, however, Prestige may cancel this Agreement at any time upon sixty (60) days notice to Seller.  In the event of a breach by Seller of any term or provision of this Agreement or upon Seller’s insolvency or the insolvency of any guarantor of Seller’s obligations herein, Prestige shall have the right to cancel this Agreement without notice to Seller, and all of Seller’s obligations to Prestige herein shall be immediately due and payable.  In the event of cancellation, the provisions of this Agreement shall remain in full force and effect until all of the Accounts have been paid in full.

27.  EARLY TERMINATION.  In the event that Seller wishes to terminate the Agreement prior to the expiration of the initial Term, then in addition to paying Prestige all other obligations due under this Agreement, Seller shall also pay Prestige an early termination fee equal to $5,000 per month for each month remaining under the initial Term.

28.  INVALID PROVISIONS.  If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though said provision had not been incorporated herein.

29.  EFFECTIVE.  This Agreement shall become effective when it is accepted and executed by an authorized officer of Prestige.

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30.  JURY WAIVER.  The parties hereto hereby mutually waive trial by jury in the event of any litigation with respect to any matter connected with this agreement.

Executed this 11th day of May, 2006

SLS INTERNATIONAL, INC.

By:   /s/ John M. Gott

            JOHN M. GOTT,  CEO

Accepted this 12th day of May, 2006

PRESTIGE CAPITAL CORPORATION

By:   /s/ Harvey L. Kaminski

            HARVEY L. KAMINSKI, President

Each of the undersigned, in his position as an officer or director of the Seller, hereby personally guarantees and shall be jointly and severally liable for any damages suffered by Prestige Capital Corporation by virtue of the breach of any warranty, representation or covenant made by Seller in paragraph 5 above. If either of the undersigned should at any time during the Term of this Agreement no longer be an officer or director of the Seller, this guarantee shall cease and will have no further effect with respect to the sale and purchase of any Accounts that occurs after the date on which such individual is no longer an officer or director of the Seller.

Date: 5/11/06

By: /s/ John M. Gott

JOHN M. GOTT, Individually

Date: 5/11/06

By: /s/ Michael Maples

MICHAEL MAPLES, Individually

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